UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 11, 2004

SPARTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-21682	63-0775889

(Commission File Number)	(I.R.S. Employer Identification No.)

25531 Commercentre Drive, Suite 120, Lake Forest, CA	92630-8873

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(949) 768-8161

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT 99.1

FORM 8-K

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Not applicable.

(b) On November 11, 2004, SPARTA, Inc. (the Company) issued a memorandum to its employees and stockholders announcing the retirement of John O. Carroll, effective February 4, 2005. In connection with his retirement, Mr. Carroll has tendered his resignation as a Director of the Company and as Senior Vice President and President of the Missile Defense Sector, effective January 2, 2005. Mr. Carroll did not indicate that he resigned because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company currently does not expect to fill Mr. Carroll’s vacancy on the Board of Directors.

(c) The Company also announced the appointment of Randy N. Morgan as Senior Vice President and President of the Missile Defense Sector, effective January 3, 2005. Mr. Morgan, who is 43 years old, has served as Manager of the Company’s Advanced Systems and Technology Operation since joining the Company in April 2003. He was also appointed Corporate Vice President in January 2004. Prior to joining the Company, Mr. Morgan served as Vice President and General Manager of Federal Systems Group within SyColeman Corporation during the period between May 1987 and April 2003. SyColeman is a division and whole-owned subsidiary of L-3 Communications. There is no employment agreement between Mr. Morgan and the Company.

* * * * *

Pursuant to the Commission’s regulations, the foregoing information and Exhibit 99.1 attached hereto shall not be deemed to be incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Registrant specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Memorandum dated November 11, 2004 entitled “Organizational Changes” which is attached as an exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTA, INC. (Registrant)
Date: November 12, 2004	By:	/s/ Jerry R. Fabian
Jerry R. Fabian
Secretary, Vice President and Director of Business Administration